[LOGO]                                                            No. 9707340401
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 ADVANCE CERTIFICATE


The undersigned, MEDICAL RESOURCES MANAGEMENT, INC. D/B/A MRM, INC., a corporation organized and existing under the laws of the State of California ("Customer"), as a primary inducement to MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. ("MLBFS") to make an advance to or for the benefit of Customer on account of the loan to Customer (the "Advance") pursuant to that certain TERM WCMA LOAN AND SECURITY AGREEMENT NO. 9707340401 between Customer and MLBFS dated as of July 10, 1997 (the "Loan Agreement") DOES HEREBY REPRESENT, WARRANT AND AGREE AS FOLLOWS:

1. All of Customer's representations and warranties in the Loan Agreement are true and correct and remade as of the date hereof, and, without limiting the foregoing: (i) subject only to "Permitted Liens" (as defined in the Loan Agreement), MLBFS has a first lien and security interest upon all of the "Collateral" under the Loan Agreement (including any Collateral financed or refinanced with the proceeds of the Advance), and (ii) the Advance is being applied on account of and will satisfy the "Loan Purpose" under the Loan Agreement.

2. There has not occurred any event which constitutes an "Event of Default" under the Loan Agreement, or any event which with the giving of notice, passage of time, or both would constitute such an Event of Default.

3. There has not occurred any material adverse change in the business or financial condition of Customer or any Guarantor of Customer's obligations to MLBFS since the date of the last financial statements submitted to MLBFS.

4. MLBFS is hereby authorized and directed to disburse the proceeds of the Advance, as follows:

   TO PAYOFF TERM LOAN NOS. 9503551501 AND 9606550201 AND WCMA ACCOUNT NO. 24X-
       07475 AND DEPOSIT REMAINING PROCEEDS INTO WCMA ACCOUNT NO. 24X-07498





Dated this ____ day of ____________, 199_

MEDICAL RESOURCES MANAGEMENT, INC. D/B/A MRM, INC.


By:
   ----------------------------------------------
    Signature (1)        Signature (2)

-------------------------------------------------
    Printed Name         Printed Name

-------------------------------------------------
    Title                Title